UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

GENCO SHIPPING & TRADING LIMITED

(Name of Registrant as Specified in its Charter)

DIANA SHIPPING INC.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on the table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DIANA SHIPPING INC.®

We create to share



Capital Link 2026 Corporate Presentation Series

January 2026

Forward Looking Statements

Cautionary statement regarding onward-looking statements

This presentation does not constitute or form part of and should not be construed as an offer to sell any security or an invitation, solicitation, or inducement to purchase or subscribe for any security. This presentation should not be construed and does not constitute either advice or a recommendation regarding the purchase, holding or sale of any security. No representations or warranties, express or implied, are given in, or in respect of the accuracy or completeness of any information included in, this presentation. Matters discussed in this presentation may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.



The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words "believe," "anticipate," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect," "pending" and similar expressions identify forward-looking statements. We undertake no obligation, except as required by law, to publicly update or revise any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise.



The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors, other important factors that, in the Company's view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in the Company's operating expenses, including bunker prices, drydocking and insurance costs, the market for the Company's vessels, availability of financing and refinancing, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, including risks associated with the continuing conflict between Russia and Ukraine and related sanctions, potential disruption of shipping routes due to accidents or political events, including the escalation of the conflict in the Middle East, vessel breakdowns and instances of off-hires and other factors. Additional risks and uncertainties relating to the Company's non-binding proposal to acquire all of the outstanding shares of common stock of Genco Shipping & Trading Limited ("Genco"), that the Company does not already own include, without limitation, risks relating to: (i) the possibility that such proposed transaction may not proceed; (ii) the ability to obtain regulatory or shareholder approvals, if required, for such proposed transaction; (iii) the risk that Genco's Board of directors or management may continue to oppose the proposal or not respond to further attempted engagement by the Company; (iv) failure to realize anticipated benefits of the transaction; (v) changes in the financial or operating performance of the Company or Genco; and (vi) general economic, market, and industry conditions. Please see the Company's filings with the U.S. Securities and Exchange Commission for a more complete discussion of these and other risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.


LOS ANGELES



DSX
LISTED
NYSE

Diana's Key Points

53% NET DEBT[1]/FLEET VALUE[2]

US$133.9m OF CASH[1]

US$168.9m SECURED REVENUES[2]

12.17 years
AVERAGE AGE[2]

4.1m DWT
CARRYING
CAPACITY

99.5%
AVERAGE FLEET
UTILIZATION[3]

12 groups
OF SISTER VESSELS



Ultramax
13%
Newcastlemax
21%
Panamax
10%
Kamsarmax
12%
Post-Panamax
9%
Capesize
35%

FOUNDED
1972

17.61m MT Cargo Carried[1]

960 employees[1]
ACROSS SEA &
ASHORE

LISTED SINCE
2005

GLOBAL
OPERATIONS

STRONG
ESG FOCUS

36 vessels
ON THE WATER[4]

1 vessel
MORTGAGE FREE

2 newbuildings
TO BE DELIVERED WITH
METHANOL DUAL-FUEL
PROPULSION

DSX LISTED NYSE

Source: Company Information, VesselsValue
Note 1) As of September 30, 2025.
Note 2) As of January 23, 2026.
Note 3) For the nine months ended September 30, 2025.
Note 4) 31 vessels are managed by Diana Shipping Services S.A. and 5 vessels are managed by Diana Wilhelmsen Management Limited.

2025 Highlights

- Repurchased 11,442,645 common shares for an aggregate amount of US$22.9 million.
- Became a strategic partner in two 7,500 cbm semi-refrigerated LPG newbuildings.
- Celebrated the 20-year anniversary of our NYSE listing with a Closing Bell Ceremony and an Investor Day hosted at the NYSE.
- Sold two vessels for approximately US$23.7 million in total before commissions.
- Drew down US$55.0 million under a term loan facility with National Bank of Greece S.A., secured by 5 vessels.
- Published our 2024 ESG Report, highlighting our ESG framework and commitment to sustainable practices.
- Maintained consistent dividend payout.
- Acquired 14.8% of Genco Shipping & Trading Limited issued and outstanding common shares followed by a proposal to acquire all of the outstanding shares of Genco not already owned by the Company.
- Secured US$154.4 million of contracted revenues for 71% of the remaining ownership days of 2026 and US$14.5 million of contracted revenues for 6% of the ownership days of 2027.

Source: Company information

Proposal to acquire Genco

Proposal 11/24/25	Genco Rejects Proposal 1/13/26	Diana Nominates Directors 1/16/26
▪ On November 24th, Diana submitted a letter to the Board of Genco Shipping & Trading Limited (NYSE: GNK) ("Genco") to acquire all outstanding shares of Genco not already owned by Diana for $20.60 per share in cash. ▪ The proposal represents a compelling opportunity for Genco shareholders to realize immediate cash value for their shares at a premium to historical trading of the company.	▪ Diana's proposal, which was publicly disclosed on November 24, 2025, was flatly rejected by the Genco Board without any engagement with Diana. ▪ Despite taking more than six weeks to respond to Diana's attractive offer, the Board refused to enter into any discussions, raise any specific questions or seek any clarification with Diana on the proposal.	▪ On January 16th, Diana announced its intention to nominate a slate of six highly qualified, independent director candidates for election to Genco's Board of Directors at its upcoming 2026 Annual Meeting of Shareholders. ▪ Diana expects that these nominees, if elected, will be open to exploring strategic alternatives to maximize value for shareholders, including objective, independent, and good-faith consideration of Diana's proposal.

Diana firmly believes the combined fleet and operating platform will enhance scale, flexibility, and operating leverage in the dry bulk sector

DSX LISTED NYSE

Compelling value to Genco shareholders

DIANA SHIPPING INC.

I. Delivers immediate and certain value	✓ $20.60/share all-cash proposal at attractive premiums to recent trading levels: ✓ 15% premium to the Nov 21, 2025 closing price ✓ 21% premium to the July 17, 2025 closing price (date of initial disclosure of Diana stake) ✓ 23% premium to 30- & 90-day VWAP to the period ending Nov 21, 2025
II. High certainty of execution	✓ Simple transaction structure ✓ All cash offer is supported by highly confident letter from two prominent shipping banks to lead financing up to $1.1 billion to finance the full purchase price for Genco's outstanding shares, refinance Genco's existing indebtedness and pay transaction fees and expenses
III. Industrial logic	✓ Genco has acknowledged the industrial logic of a combination of the companies

DSX
LISTED
NYSE

Recent Chartering Activity[1]



Weighted average contracted charter rate ($ per day)
$20,000
$17,500
$15,000
$12,500
$10,000
$7,500
$5,000
$2,500
$0
$14,750
1 vsl
361 days
$13,872
2 vsls
443 days
ULTRAMAX
KAMSARMAX

VESSEL	TYPE	BUILT	RATE	CHARTERER
Maia	Kamsarmax	2009	$14,000	Paralos Shipping Pte. Ltd.
DSI Altair	Ultramax	2016	$14,750	Bunge SA, Geneva
Myrsini	Kamsarmax	2010	$13,500	Paralos Shipping Pte. Ltd.



Q2/25 Q3/25 Q4/25 Q1/26 Q2/26 Q3/26 Q4/26 Q1/27 Q2/27
Previous Charter Period
Fixed Period[2]

DSX LISTED NYSE

Note 1) From January 1, 2026 until January 23, 2026.
Note 2) Average Period calculated based on earliest redelivery date.
Source: Company's filings with the U.S. Securities and Exchange Commission

Disciplined & Non-Speculative Chartering Strategy

Average Daily TC Rate of Fixed Revenues US$17,711**
For the remaining of 2026

29% unfixed days**
for the remaining of 2026

Average contract duration**
1.20 years

Secured Revenues US$154.4m**
for the remaining of 2026

VESSEL	TYPE	RATE
Fleet Average		*$16,783*
Maia	Kamsarmax	$14,000
Seattle	Capesize	$24,500
DSI Andromeda*	Ultramax	$14,600
Florida*	Capesize	$25,900
Santa Barbara*	Capesize	$25,500
DSI Aquila	Ultramax	$14,500
Semirio	Capesize	$21,650
DSI Altair	Ultramax	$14,750
DSI Pollux	Ultramax	$14,750
Myrsini	Kamsarmax	$13,500
New Orleans*	Capesize	$26,000
Electra	Post-Panamax	$14,000
P.S. Palios	Capesize	$25,200
DSI Aquarius	Ultramax	$14,500
San Francisco	Newcastlemax	$26,000
Maera	Panamax	$11,750
DSI Phoenix	Ultramax	$13,500
G. P. Zafirakis	Capesize	$26,800
Leonidas P. C.	Kamsarmax	$14,000
Los Angeles	Newcastlemax	$24,000
Newport News	Newcastlemax	$25,000
Astarte	Kamsarmax	$12,500
DSI Polaris	Ultramax	$12,250
Leto	Panamax	$12,750
Atalandi	Panamax	$10,100
Philadelphia	Newcastlemax	$21,500
DSI Pegasus	Ultramax	$14,250
Medusa	Kamsarmax	$13,000
Polymnia	Post-Panamax	$14,000
Crystalia	Panamax	$13,900
Ismene	Panamax	$11,000
Myrto	Kamsarmax	$12,000
New York	Capesize	$17,600
DSI Pyxis	Ultramax	$13,100
Amphitrite	Post-Panamax	$12,100
Phaidra	Post-Panamax	$9,750



Q3/25
Q4/25
Q1/26
Q2/26
Q3/26
Q4/26
Q1/27
Q2/27
Q3/27
Current Chartering Period
Previous Chartering Period
Redelivery window
Dry docking
Off-hire

- Committed to a conservative chartering strategy since inception
- Medium to long-term time charters which are spread out to avoid clustered maturities
- The strategy provides earnings visibility and strengthens resilience to market downturns

*Bareboat chartered-in.
**As of January 23, 2026.
Source: Company

DSX LISTED NYSE

Strong and Consistent Financial Performance


Operating revenues (USDm)
162
226
221
170
214
290
262
228
161
2017
2018
2019
2020
2021
2022
2023
2024
9M25


Net debt to market value of fleet¹
NIBD
Net debt to fleet value
56%
40%
46%
55%
34%
52%
47%
43%
53%
Sea Trade Holdings acquisition²
Genco acquisition³
517
2017
2018
2019
2020
2021
2022
2023
2024
9M25


Cash and equivalents (USDm)
66
151
128
83
127
144
162
207
134
2017
2018
2019
2020
2021
2022
2023
2024
9M25

DSX LISTED NYSE

Source: Company Information, VesselsValue
Note 1) Fleet values as of the period-end of each year
Note 2) Acquisition of 9 ultramax vessels from Sea Trade Holdings for USD 330m
Note 3) Acquisition of 14.8% of Genco Shipping & Trading Limited

Current Debt Profile[1]



Debt Amortization Profile
CREDIT FACILITIES MATURITIES
SENIOR UNSECURED BOND MATURITY
SLB AMORTIZATION
SLB PURCHASE OBLIGATION
CREDIT FACILITIES AMORTIZATION
US$ million
240
220
200
180
160
140
120
100
80
60
40
20
0
$52.1
$10.2
$52.1
$10.7
$52.1
$11.2
$3.8
$175.0
$48.3
$11.6
$64.8
$26.0
$27.9
$10.2
$43.1
$8.8
$6.7
$1.0
$24.4
$3.2
2026
2027
2028
2029
2030
2031
2032



Debt Balance Profile
PROJECTED SENIOR UNSECURED BOND BALANCE
PROJECTED SLB UNAMORTIZED BALANCE
PROJECTED LOAN BALANCES OUTSTANDING
US$ million
700
600
500
400
300
200
100
0
$175.0
$103.9
$302.0
$175.0
$93.2
$249.9
$175.0
$82.1
$197.7
$70.5
$145.6
$34.3
$52.9
$27.6
$0.0
2026
2027
2028
2029
2030
2031
2032

DSX LISTED NYSE

Note 1) Subject to mutual agreement on margin reset in year 2027 regarding the US$100 million facility with DNB Bank.
Source: Company Information

Breakeven vs Estimated Revenue for the remainder of 2026* & 2027

Daily Estimated Cash Uses vs TC Revenues



$5,941
$4,739
$2,656
$1,843
$921
$429
$277
$16,806
$468
$1,278
$17,274
Unfixed
$16,225
Fixed
$17,711
$18,084
Unfixed
$18,032
Fixed
$18,921
Opex
Debt Amortization
Interest expense, net
G&A
Voyage expenses
Preferred Dividend
Dry-dock provision
FCF Breakeven**
2026
2027
Average Daily TC Rate***

FFA rates as of January 23, 2026

	Ultramax	Panamax	Kamsarmax	Post-Panamax	Capesize	Newcastlemax
Q1 2026	$13,900	$13,500	$14,800	$13,500	$21,400	$25,700
Q2 2026	$16,300	$15,400	$16,700	$15,400	$27,000	$32,400
Q3 2026	$15,400	$14,100	$15,400	$14,100	$28,000	$33,700
Q4 2026	$14,800	$13,300	$14,700	$13,300	$28,500	$34,200
Q1 2027	$12,700	$11,500	$12,900	$11,500	$18,800	$22,600
Q2 2027	$13,900	$13,000	$14,300	$13,000	$24,200	$29,100
Q3 2027	$13,800	$12,900	$14,200	$12,900	$28,600	$34,400
Q4 2027	$13,800	$12,900	$14,200	$12,900	$28,600	$34,400
Q1 2028	$13,400	$12,200	$13,500	$12,200	$22,900	$27,400
Q2 2028	$13,400	$12,200	$13,500	$12,200	$22,900	$27,400

Estimated Cash Uses vs TC Revenues (2026)



$73.4
$58.5
$32.8
$22.8
$11.4
$5.3
$3.4
$207.5
$5.8
$213.3
Unfixed
$58.9
Fixed
$154.4
Opex
Debt Amortization
Interest expense, net
G&A
Voyage expenses
Preferred Dividend
Dry-dock provision
FCF Breakeven**
2026
TC Revenues***

Estimated Cash Uses vs TC Revenues (2027)



$78.1
$62.3
$34.9
$24.2
$12.1
$5.6
$3.6
$220.8
$16.8
$237.6
Unfixed
$223.1
Fixed
$14.5
Opex
Debt Amortization
Interest expense, net
G&A
Voyage expenses
Preferred Dividend
Dry-dock provision
FCF Breakeven**
2027
TC Revenues***

DSX
LISTED
NYSE

*From January 23, 2026
**As of September 30, 2025
***Assumes vessels fixed for 12 months upon redelivery to owners from previous charter
Source: Company's filings with the U.S. Securities and Exchange Commission

Dividend payout since 2021



Cash dividend per share
Dividend in kind per share
Cumulative dividend paid since 2021 = $2.690 per common share
Cumulative dividend payout
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$0.100
$0.459
$0.200
$0.250
$0.275
$0.175
$0.184
$0.150
$0.150
$0.101
$0.150
$0.150
$0.070
$0.075
$0.075
$0.075
$0.010
$0.010
$0.010
$0.010
$0.010
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

DSX
LISTED
NYSE

Source: Company Information

Dry Bulk Market Overview



12 month TC Rates
Capesize
Panamax
Ultramax
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
US$/day*
Jan-2016
Apr-2016
Jul-2016
Oct-2016
Jan-2017
Apr-2017
Jul-2017
Oct-2017
Jan-2018
Apr-2018
Jul-2018
Oct-2018
Jan-2019
Apr-2019
Jul-2019
Oct-2019
Jan-2020
Apr-2020
Jul-2020
Oct-2020
Jan-2021
Apr-2021
Jul-2021
Oct-2021
Jan-2022
Apr-2022
Jul-2022
Oct-2022
Jan-2023
Apr-2023
Jul-2023
Oct-2023
Jan-2024
Apr-2024
Jul-2024
Oct-2024
Jan-2025
Apr-2025
Jul-2025
Oct-2025
Jan-2026

Sources: Clarksons SIN; Banchero Costa Research

Comments

- 2025 was a solid mid-cycle earnings year, with a particularly strong second half.
- Capesize vessels were relative outperformers, with T/C earnings around 20% above their long-term average.
- Smaller sizes had earnings average slightly below their long-term average, with an especially weak first half for the kamsarmax sector.
- Supply growth contained but visible, with fleet growth around 2.5%.
- Strong sentiment going in to 2026, especially in the capesize segment.

DSX
LISTED
NYSE

Key demand drivers

GDP growth



8.0
6.0
4.0
2.0
0.0
-2.0
-4.0
% yr/yr
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026e

Dry bulk trades



Iron ore
Minor bulk
Grains & Soybeans
Coal
Billion ton-miles
30,000
25,000
20,000
15,000
10,000
5,000
0
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
e2026

GDP growth

	2025e	2025a	2026e
China	4.8%	5.0%	4.5%
India	6.6%	7.3%	6.4%
USA	2.0%	2.1%	2.4%
EU	1.2%	1.4%	1.4%
World	3.2%	3.3%	3.3%

Sources: Clarksons SIN; Banchero Costa Research

- Global GDP growth remains steady.
- Modest demand growth of around 1%, but with tonne-mile growth of around 2%.
- Strong second half for Chinese iron ore imports.
- Coal demand remains fragile, increasingly influenced by energy and environmental polices.
- Evolving cargo mix, with strong growth in so-called minor bulk cargoes, such as bauxite and grains.
- Demand growth in India and Southeast Asia continues to supplement China.

DSX LISTED NYSE

Supply Outlook

The dry bulk orderbook as % of total fleet is 10.9%

Dry bulk deliveries in million DWT



100.00
90.00
80.00
70.00
60.00
50.00
40.00
30.00
20.00
10.00
0.00
Panamax
Capesize
Smaller bulk vessels
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026e
2027e
2028+e

Dry bulk orderbook in % of existing fleet



100.00
90.00
80.00
70.00
60.00
50.00
40.00
30.00
20.00
10.00
0.00
Total dry bulk
Capesize
Panamax
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026e

DSX LISTED NYSE

Source: Clarksons SIN

Positive and negative factors impacting the dry bulk shipping industry

On the positive side:

- Global seaborne dry bulk trade is expected to grow by 1 to 2 %, supported by stable iron ore demand and continued growth in minor bulks, particularly bauxite.
- Tonne-mile support is expected to continue, with longer iron ore flows from Brazil and West Africa.
- Grain exports from East Coast South America are expected to remain strong.
- Significant drydock schedule, combined with newbuilding backlog in other shipping segments.
- Demolition will remain historically low, but is expected to increase to about 5 million DWT.
- Middle East and Red Sea conflicts are not expected to be resolved anytime soon.

On the negative side:

- Fleet growth accelerates to 3 to 3.5% of the fleet, with the kamsarmax and ultramax sectors especially vulnerable.
- Coal demand remains uneven, with various policies threatening traditional cargo flows.
- Macro and policy risks, such as changes in Chinese industrial policy and tightening of environmental regulation, can slow demand growth.
- Geopolitical uncertainty where sudden events, such as tariffs and penalty fees, can bring down sentiment rapidly.

Sources: Clarksons SIN; Banchero Costa Research

Industry Leading ESG Structure

Environmental Disclosure

CDP

Climate & Environmental Transparency

Investor-focused ESG Ratings

S&P Global

Bloomberg Intelligence

ESG Performance


ESG REPORT
2024
DIANA SHIPPING INC.

Member of:

- GLOBAL MARITIME FORUM
- MACN
- SEA CARGO CHARTER
- ALL ABOARD ALLIANCE
- DIVERSITY AT SEA
- GETTING TO ZERO COALITION – GLOBAL MARITIME FORUM
- INTERMEPA – International Marine Environment Protection Association
- HELMEPA

Source: Company Information

Why Diana

Leading pure play dry bulk carrier company...

Legacy
safely navigated through shipping cycles since 1972

Listed on NYSE
since 2005

Experienced management team
ready to deliver on the challenges of the shipping industry

Excellent ongoing stakeholder engagement
maintaining its high reputation and strong relationships

Rewarding our shareholders
with attractive cash and in-kind dividends, whenever possible.

...with a consistent, non-speculative and disciplined strategy

Consistently staggered
chartering strategy targeting quality counterparts

Maintaining a solid balance sheet
with strong cash position of US$133.9m and net LTV of 53%

Countercyclical approach
through strengthening the balance sheet in strong markets. No restructuring at any time in the cycle

Focusing on a modern high quality fleet
to ensure efficient operations

ESG Strategy
a strong ethical culture a solid governance, and advanced digitalization initiatives, ensuring long-term excellence.

DIANA SHIPPING INC.®

We create to share

Q & A

Appendix

- Income Statement for the three months ended September 30, 2025 and 2024
- Income Statement for the nine months ended September 30, 2025 and 2024
- Balance Sheet as of September 30, 2025 and December 31, 2024

DSX
LISTED
NYSE

Income Statement

	Three months ended September 2025	2024
	in million of US Dollars	
REVENUES:		
Time charter revenues	$ 51.9	$ 57.5
OPERATING EXPENSES		
Voyage expenses	3.2	3.7
Vessel operating expenses	20.0	21.2
Depreciation and amortization of deferred charges	11.6	11.2
General and administrative expenses	8.0	8.4
Management fees to a related party	0.3	0.3
Gain on Sale of Vessels	(2.2)	(4.2)
Other operating (income)/loss	-	0.2
Operating income, total	$ 10.9	$ 16.7
OTHER INCOME / (EXPENSES):		
Interest expense and finance costs	(10.7)	(12.2)
Interest and other income	2.0	2.2
Loss on derivative instruments	-	(0.5)
Loss on extinguishment of debt	-	(3.5)
Loss on related party investments	(6.5)	(0.9)
Gain on equity securities	11.0	-
Gain/ (loss) on warrants	(0.3)	2.0
Gain from equity method investments	0.7	-
Total other expenses, net	$ (3.7)	$ (13.0)
Net income	$ 7.2	$ 3.7
Dividends on series B preferred shares	(1.4)	(1.4)
Net income attributable to common stockholders	$ 5.7	$ 2.3
Earnings per common share, basic and diluted	0.05	0.02
Earnings/(loss) per common share, diluted	0.05	-

DSX
LISTED
NYSE

Income Statement

	Nine months ended September 30, 2025	2024
	in million of US Dollars	
REVENUES:		
Time charter revenues	$ 161.5	$ 171.1
OPERATING EXPENSES		
Voyage expenses	9.3	10.1
Vessel operating expenses	60.0	63.4
Depreciation and amortization of deferred charges	34.5	33.3
General and administrative expenses	25.1	25.1
Management fees to a related party	0.9	1.0
Gain on Sale of Vessels	(3.7)	(5.8)
Other operating loss/ (income)	0.4	(0.2)
Operating income, total	$ 34.9	$ 44.3
OTHER INCOME / (EXPENSES):		
Interest expense and finance costs	(32.6)	(35.8)
Interest and other income	5.8	6.0
Lloss on derivative instruments	(0.2)	(0.2)
Loss on extinguishment of debt	-	(3.5)
Loss on related party investments	(4.1)	(2.3)
Gain(loss) on equity securities	10.6	(0.4)
Gain/(loss) on warrants	0.2	(4.8)
Loss from equity method investments	-	(0.3)
Total other expenses, net	$ (20.2)	(41.3)
Net income/(loss)	$ 14.7	3.0
Dividends on series B preferred shares	(4.3)	(4.3)
Net income/(loss) attributable to common stockholders	$ 10.4	(1.3)
Earnings/(loss) per common share, basic and diluted	0.09	(0.01)

DSX LISTED NYSE

Balance Sheet

		September 30, 2025		December 31, 2024
ASSETS		in millions of US Dollars		
Cash, cash equivalents, restricted cash and time deposits	$	133.9	$	207.2
Investments in equity securities		114.2		-
Other current assets		25.8		18.4
Fixed assets		835.5		880.1
Investments in related parties and equity method investments		53.2		47.2
Other noncurrent assets		21.3		18.0
Total assets		**1,183.9**		**1,171.0**
LIABILITIES AND STOCKHOLDERS' EQUITY				
Long-term debt and finance liabilities, net of deferred financing co:	$	651.1	$	637.5
Other liabilities		33.0		28.4
Total stockholders' equity		499.7		505.1
Total liabilities and stockholders' equity		**1,183.9**		**1,171.0**

DSX
LISTED
NYSE

Additional information

The Company and the other Participants (as defined below) expect to file a preliminary proxy statement and accompanying universal proxy card with the SEC to be used to solicit proxies for, among other matters, the election of Diana's director nominees to the board of directors of Genco at Genco's 2026 Annual Meeting, the passage of the Diana's proposal to repeal, at the Genco's 2026 Annual Meeting, by-laws of Genco not publicly disclosed by Genco on or prior to August 28, 2025 and a proposal that the board of directors of Genco conduct a process to explore strategic alternatives. Promptly after the filing of a definitive proxy statement with the SEC, Diana expects to mail or otherwise send the Participants' definitive proxy statement and accompanying universal proxy card to each Genco shareholder entitled to vote at the 2026 Annual Meeting. **Stockholders of Genco are strongly advised to read the Participants' proxy statement and other proxy materials as they become available because they will contain important information. The Participants' proxy statement and other proxy materials, when filed, will be available at no charge on the SEC's website at www.sec.gov.**

The participants in the proxy solicitation (the "Participants") are the Company; Semiramis Paliou, Director and Chief Executive Officer of the Company; Simeon Palios, Director and Chairman of the Company; Ioannis G. Zafirakis, Director and President of the Company; Maria Dede, co-Chief Financial Officer and Treasurer of the Company; Margarita Veniou, Chief Corporate Development, Governance & Communications Officer and Secretary of the Company; Evangelos Sfakiotakis, Chief Technical Investment Officer of the Company; Maria-Christina Tsemani, Chief People and Culture Officer of the Company; Anastasios Margaronis, Director of the Company; Kyriacos Riris, Director of the Company; Apostolos Kontoyannis, Director of the Company; Eleftherios Papatrifon, Director of the Company; Simon Frank Peter Morecroft, Director of the Company; and Jane Sih Ho Chao, Director of the Company along with Diana's nominees, Jens Ismar, Gustave Brun-Lie, Quentin Soanes, Paul Cornell, Chao Sih Hing Francois, and Vicky Poziopoulou.

As of the date hereof, the Company is the beneficial owner of 6,413,151, representing approximately 14.8%, of the outstanding shares of common stock of Genco. On November 24, 2025, the Company submitted a non-binding proposal to acquire all of the outstanding shares of Genco common stock it did not own for $20.60 per share in cash.